Exhibit 99.1

STERLING FINANCIAL CORPORATION OF SPOKANE, WASHINGTON,
ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE
LYNNWOOD FINANCIAL GROUP, INC. OF MOUNTLAKE TERRACE,
WASHINGTON

Spokane, Washington and Seattle, Washington — February 13, 2006—Sterling Financial Corporation (NASDAQ: STSA) and Lynnwood Financial Group, Inc., the parent company of Golf Savings Bank, today announced that they have signed a definitive agreement for the merger of Lynnwood Financial Group, Inc., with and into Sterling.  Lynnwood’s subsidiaries, Golf Savings Bank and Golf Escrow, will continue operations as wholly-owned subsidiaries of Sterling.

The transaction, which is valued at approximately $65.3 million, is expected to close in the third quarter of 2006, pending receipt of regulatory and Lynnwood shareholder approvals and satisfaction of other customary closing conditions, and is expected to be accretive to Sterling’s earnings per share in 2006.

Under the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both companies, Lynnwood shareholders will receive 1.8 million shares of Sterling common stock and $15.75 million in cash.  Based on Sterling’s closing price of $26.70 per share on February 10, 2006, the value of the consideration to be received by Lynnwood shareholders would be equivalent to $61.42 per share of Lynnwood common stock.  Outstanding options to purchase shares of Lynnwood common stock will be assumed and converted into options to purchase Sterling common stock.  The parties have agreed to pay termination fees in the event the merger agreement is terminated under certain conditions.

Based upon balance sheet data as of December 31, 2005, the combined company will have an estimated $8.0 billion in total assets and deposits of just over $5.0 billion.

Sterling’s Chairman and Chief Executive Officer, Harold B. Gilkey, commented, “We are very pleased to welcome the employees, customers and investors of Lynnwood into the Sterling family.  This merger is consistent with our growth plans as we continue to strengthen our leadership role in community banking in the Pacific Northwest.”

Gilkey continued, “The transaction adds one deposit branch in the Puget Sound area and significantly strengthens Sterling’s residential mortgage lending capabilities, with the addition of seven mortgage lending offices.  This transaction strengthens Sterling’s position as the leading regional community bank and gives it the ability to extend its “Hometown Helpful” philosophy throughout these additional communities.”

“The merger with Lynnwood is a great fit for Sterling,” said Mr. Gilkey. “In addition to the financial aspects, Sterling and Lynnwood match up very well culturally. As a leader in regional community banking, Sterling brings immediate opportunity to expand Lynnwood’s strong asset generation platform using our already well-established lending model.  Additionally, the merger will provide Lynnwood customers access to the more expansive array of Sterling products and services.”

Charles J. Ainslie, President, Chairman and Chief Executive Officer of Lynnwood, stated, “The combination of Sterling and Lynnwood will build on Sterling’s foundation as a leading regional community bank.  Lynnwood’s retail and construction lending capabilities and profitability will complement Sterling’s existing Puget Sound franchise.  The continued economic growth in the northern Puget Sound area provides abundant opportunities for our combined operations.  Lynnwood’s construction customers should be pleased that the combined company will be well-positioned to accelerate delivery of more compelling and cost-effective solutions to the growing needs in the region.”

Ainslie continued, “This transaction will provide numerous opportunities for Lynnwood lenders, bankers and support personnel within the larger organization.”

Commenting further, Mr. Gilkey stated, “This merger is a win-win for the shareholders of both companies.  This transaction strengthens our footprint, adds high-quality, well-trained staff and grows our mortgage banking business lines, giving us the opportunity to further strengthen our balance sheet and continue our regional growth.  Additionally, the transaction reflects Sterling’s long-term strategy of developing its core businesses, including our ability to diversify loan portfolio opportunities across the region.  Sterling welcomes and looks forward to the achievement of long-term growth and success with this acquisition.”

Sterling and Lynnwood will host a conference call for investors, analysts and other interested parties on Monday, February 13, 2006 at 9:00 a.m. PST.  Participants will include:

•                  Harold B. Gilkey, Chairman and CEO of Sterling Financial Corporation

•                  Charles J. Ainslie, Chairman and CEO of Lynnwood Financial Group, Inc.

•                  Daniel G. Byrne, EVP and CFO of Sterling Financial Corporation

Investors, analysts and other interested parties may access the teleconference at (210) 234-0027 and use the password “STERLING-GOLF.”  A replay will be available from approximately one hour after the call, until March 13, 2006 at 11:59 p.m. PT.  The replay number is (203) 369-0547.  In addition, Sterling has prepared an Investor Presentation to accompany the audio call.  The presentation is available via Sterling’s website at www.sterlingsavingsbank.com.  The Investor Relations section of the website contains the investor presentation, as well as the link to the audio webcast for the conference call.

Lynnwood is being advised in this transaction by Sandler O’Neill & Partners, L.P. and D.A. Davidson & Co., both of which have in the past provided advice to Sterling.

ABOUT STERLING FINANCIAL CORPORATION

Sterling Financial Corporation of Spokane, Washington is a bank holding company, the principal operating subsidiary of which is Sterling Savings Bank.  Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association.  Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho and Montana.  Through Sterling Saving Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-

Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho, Montana, Arizona and California.  Sterling Savings Bank’s subsidiary, Harbor Financial Services, provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products, through regional representatives throughout Sterling Savings Bank’s branch network.

ABOUT LYNNWOOD FINANCIAL GROUP, INC.

Lynnwood Financial Group, the parent company of Golf Savings Bank, is a Washington-based thrift holding company with nearly 25 years of continued growth and profitability.  Golf Savings Bank operates as a highly profitable asset generator primarily in the metropolitan Seattle and Tri-cities areas of Washington State.  Currently, Golf Savings Bank is the fifth largest mortgage originator in the state of Washington and a premier residential real estate construction lender in the Puget Sound region.  Lynnwood operates three primary business lines:  banking, mortgage and escrow.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Sterling intends to file with the Securities and Exchange Commission a registration statement on Form S-4, and Lynnwood expects to mail a proxy statement/prospectus to its security holders, containing information about the transaction.  Investors and security holders of Sterling and Lynnwood are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Sterling, Lynnwood and the proposed merger.  In addition to the registration statement to be filed by Sterling and the proxy statement/prospectus to be mailed to the security holders of Lynnwood, Sterling files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the Securities and Exchange Commission at its website at www.sec.gov.  These documents may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389.  In addition, investors and security holders may access copies of the documents filed with the Securities and Exchange Commission by Sterling on its website at www.sterlingsavingsbank.com.

Sterling, Lynnwood and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Lynnwood with respect to the transactions contemplated by the proposed merger.  Information regarding Sterling’s officers and directors is included in Sterling’s proxy statement for its 2005 annual meeting of shareholders filed with the Securities and Exchange Commission on March 25, 2005.  A description of the interests of the directors and executive officers of Sterling and Lynnwood in the merger will be set forth in Lynnwood’s proxy statement/prospectus and other relevant documents filed with the Securities and Exchange Commission when they become available.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about: (i) the benefits of the merger between Sterling and Lynnwood, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Sterling’s and Lynnwood’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Sterling and Lynnwood, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Sterling and Lynnwood may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the shareholders of Lynnwood may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Sterling’s and Lynnwood’s markets could adversely affect operations; and (10) an economic slowdown could adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.

Media Contact:	Sterling Financial Corporation
Harold B. Gilkey
Chairman and Chief Executive Officer
509-354-8186

Jennifer Lutz
Public Relations Specialist
509-458-2711 Extension 6545

Investor Contacts:	Sterling Financial Corporation
Daniel G. Byrne
EVP, Chief Financial Officer
509-458-3711

Marie Hirsch
AVP, Director of Investor Relations
509-354-8165

Lynnwood Contact:	Lynnwood Financial Group, Inc.
Charles J. Ainslie
President, Chairman and Chief Executive Officer
(425)774-4999

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